                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-12


                     Brown & Sharpe Manufacturing Company
               (Name of Registrant as Specified In Its Charter)


                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                     [LOGO OF BROWN & SHARPE APPEARS HERE]

                                                                 March 31, 2000

To the Stockholders:

   You are cordially invited to attend the Annual Meeting of Stockholders of Brown & Sharpe Manufacturing Company to be held on Friday, April 28, 2000, at 10:00 a.m. at the Company's corporate offices, Precision Park, 200 Frenchtown Road, North Kingstown, RI.

   The accompanying formal Notice of Annual Meeting of Stockholders and Proxy Statement contain the principal items of business to be considered and acted upon at the meeting, including information about the Directors of the Company continuing in office and the three nominees for election as Directors for three-year terms. In addition to the foregoing, we will report on the Company's performance during 1999 and on our plans for positioning the Company to meet the challenges that lie ahead. We welcome the opportunity to share our thoughts with our stockholders and look forward to your questions and comments.

   We hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented. Accordingly, whether or not you plan to personally attend the meeting, we urge you to mark, sign, date, and promptly return the enclosed proxy card in the return envelope.

                                          Sincerely yours,

                                          /s/ Frank T. Curtain

                                          Frank T. Curtin
                                          Chairman of the Board, President and
                                           Chief Executive Officer

                     Brown & Sharpe Manufacturing Company

                                Precision Park
                              200 Frenchtown Road
                   North Kingstown, Rhode Island 02852-1700
                           Telephone (401) 886-2000
                           Facsimile (401) 886-2214

                               ----------------

                           NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

                               ----------------

   Notice is hereby given to the stockholders of Brown & Sharpe Manufacturing Company that the Annual Meeting of Stockholders will be held on Friday, April 28, 2000, at 10:00 a.m. at the Company's corporate offices, Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island, for the following purposes:

     1. To fix the number of Directors at nine and to elect a class of three Directors, whose names are set forth in the accompanying Proxy Statement, to succeed the class whose term expires with this Annual Meeting of Stockholders, to serve until the year 2003 Annual Meeting of Stockholders and until their successors shall be elected and qualified.

     2. To ratify and approve the appointment by the Board of Directors of the firm of Ernst & Young LLP as the Company's independent accountants for the year 2000.

     3. To transact such other business that may properly come before the meeting, and any adjournments thereof.

   The Board of Directors has fixed the close of business on Tuesday, March 14, 2000, as the record date for determining stockholders entitled to notice of the meeting and to vote at the meeting, and any adjournments thereof. A copy of the Company's Annual Report containing financial data and a summary of operations for 1999 is being mailed to the stockholders with this Proxy Statement.

   In the event you cannot attend the Annual Meeting in person, please complete, sign and date, and promptly return the enclosed Proxy in the accompanying post-paid envelope so that your shares of Company stock may be represented at the Meeting.

                                          By Order of the Board of Directors,

                                          /s/ James W. Hayes, III

                                          James W. Hayes, III
                                          Secretary

North Kingstown, Rhode Island
March 31, 2000

                     Brown & Sharpe Manufacturing Company

                      Precision Park, 200 Frenchtown Road
                   North Kingstown, Rhode Island 02852-1700
                           Telephone (401) 886-2000
                           Facsimile (401) 886-2214

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 28, 2000

   This Proxy Statement and the accompanying Proxy is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Brown & Sharpe Manufacturing Company (the "Company") for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's corporate offices, Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island, on Friday, April 28, 2000, at 10:00 a.m., and at any adjournments thereof.

   Stockholders of record at the close of business on Tuesday, March 14, 2000, are entitled to receive notice of and to vote at the Annual Meeting. On that date, the Company had 13,787,885 shares of common stock outstanding comprised of 13,283,988 shares of Class A Common Stock, $1.00 par value (the "Class A Stock") and 503,897 shares of Class B Common Stock, $1.00 par value (the "Class B Stock"). The Company's Certificate of Incorporation provides that each share of Class A Stock outstanding on the record date entitles the holder thereof to one vote and each share of Class B Stock outstanding on the record date entitles the holder thereof to ten votes except as otherwise provided by law or by the Certificate of Incorporation. The holders of Class A Stock are entitled to elect one Director at the Annual Meeting, and such holders voting together with the holders of Class B Stock as a single class are entitled to elect the remaining Directors to be elected at the Annual Meeting. Except for the foregoing and as may otherwise be provided by law or the Certificate of Incorporation, all other actions submitted to a vote of the stockholders at the meeting will be voted on by the holders of Class A Stock and Class B Stock voting together as a single class.

   Proxies properly executed and returned will be voted at the Annual Meeting in accordance with any directions noted thereon or, if no direction is indicated, proxies will be voted FOR the election of the nominees for Directors set forth herein and FOR the proposal to ratify the selection of independent accountants described in this Proxy Statement. Proxies will be voted in the discretion of the holders of the proxy with respect to any other business that may properly come before the Annual Meeting and all matters incidental to the conduct of the Annual Meeting.

   Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder personally attending the Annual Meeting may also revoke his or her proxy and vote his or her shares of stock.

   The approximate date this Proxy Statement is being mailed to stockholders is March 31, 2000.

                                    ITEM 1.
                             ELECTION OF DIRECTORS

   The Board of Directors proposes to fix the number of Directors at nine and to designate a class of three Directors to serve until the year 2003 Annual Meeting and until their successors have been duly elected and qualified (the "2003 Class"). Messrs. Frank T. Curtin, Richard A. Donnelly, and Kenneth N. Kermes have been nominated by the Board of Directors, and they have each consented to stand for election to the 2003 Class. Mr. Curtin, the Company's President and Chief Executive Officer, is currently a member and Chairman of the Board of Directors; Mr. Donnelly was elected a member of the Board by the Board of Directors at its regular meeting held on December 10, 1999, thereby increasing the size of the Board on such date to ten members. Under the Company's By-Laws, Mr. Donnelly, having been elected a Director by the Board of Directors, is required to stand for election by the stockholders of the Company at the Company's next Annual Meeting of Stockholders. Messrs. Donnelly and Kermes will replace Messrs. Tregurtha and Hammerly, who are retiring and not standing for reelection to the Board, thereby reducing the size of the Board to nine members. As required by the Company's Certificate of Incorporation, the Board has designated that Mr. Kermes be elected by the holders of Class A Stock and that Messrs. Curtin and Donnelly be elected by the holders of Class A Stock and Class B Stock, voting together as a single class.

   Information is furnished below with respect to the nominees for election to the 2003 Class as well as the Directors continuing in office. Henry D. Sharpe, III is the son of Henry D. Sharpe, Jr., a significant stockholder of the Company (see Table on Page 5) and former Chairman of the Board of Directors, who retired from the Board on October 25, 1996.

   The Board of Directors unanimously recommends a vote FOR the election of Messrs. Curtin, Donnelly, and Kermes.

                                               Principal Occupation During Last
            Name (Age)             Year First           Five Years and
         (Board Committee          Elected a  Directorships in Public Reporting
            Membership)             Director         and Other Companies
         ----------------          ---------- ---------------------------------

 Nominees for Election to Office


 Terms Expiring in 2000


 Frank T. Curtin (65)                 1995    Chairman of the Board of
 (Executive, Corporate Governance)            Directors since October 1996 and
                                              President and Chief Executive
                                              Officer since May 2, 1995; from
                                              January 1992 to May 1995, Vice
                                              President, National Center for
                                              Manufacturing Sciences, Ann
                                              Arbor, MI, a research and
                                              development organization; from
                                              1989 to May 1995, President,
                                              Curtin & Associates, Santa
                                              Barbara, CA and Ann Arbor, MI, a
                                              software development company.

 Richard M. Donnelly (56)             1999    Currently a principal in the firm
                                              of Donnelly Associates, a
                                              consulting firm to manufacturing
                                              industries; from 1995 to 1998,
                                              President of General Motors
                                              Europe; from 1992 to 1994, Vice
                                              President & Group Executive for
                                              GM Powertrain Group; from 1983 to
                                              1995, various executive
                                              management positions with General
                                              Motors Corporation; Director,
                                              Detroit Diesel Corporation;
                                              Director, Powerway, Inc.

          Name (Age)           Year First
       (Board Committee        Elected a      Principal Occupation During Last Five Years and
          Membership)           Director   Directorships in Public Reporting and Other Companies
       ----------------        ----------  -----------------------------------------------------

 Kenneth N. Kermes (64)             --    Currently a partner of BayView Equity Partners and
                                          Riparian Partners, Ltd., two related investment
                                          banking firms; from 1994 to 1998, Vice President for
                                          Business and Finance and Chief Financial and
                                          Administrative Officer, University of Rhode Island;
                                          from 1987 to 1989, Executive Vice President, Corporate
                                          Finance and from 1989 to 1991, Senior Vice President
                                          and Group Corporate Development Director, SmithKline
                                          Beecham PLC.

 Terms Expiring in 2001

 Howard K. Fuguet (62)            1990    Partner of the law firm of Ropes & Gray, Boston, MA.
 (Audit, Corporate Governance)

 Henry D. Sharpe, III (45)        1992    Co-founder and Technical Director, Design Lab, LLC.,
 (Audit)                                  Providence, RI, a multi-disciplinary product design
                                          firm specializing in research and design of new
                                          products, re-design of existing products, and
                                          engineering management services; and Partner, Konden &
                                          Associates LLC, a placement agent for independent
                                          product design firms.
 J. Robert Held (61)              1996    Currently a consultant to the computer industry; from
 (Compensation and                        1988 to 1995 President, Chief Executive Officer, and a
 Nominating)                              Director of Chipcom Corporation, Southborough, MA, a
                                          computer communications company; from 1984 to 1988
                                          Vice President, Division General Manager and from 1980
                                          to 1984 Vice President, Sales and Service, Genrad,
                                          Inc., Concord, MA, a manufacturer of test equipment
                                          for the electronics industry.
 Terms Expiring in 2002

 John M. Nelson (68)              1975    From June 1999 to present, Lead Director, and from
 (Audit, Compensation and                 June 1995 to June 1999, Chairman of the Board, The TJX
 Nominating)                              Companies, Inc., an off price specialty apparel
                                          retailer; Chairman of the Board, Wyman Gordon Company,
                                          Worcester, MA, manufacturer of forgings and castings,
                                          from May 1994 to October 1997 and Chairman and Chief
                                          Executive Officer from May 1991 to May 1994; until
                                          October 1990, Chairman of the Board and Chief
                                          Executive Officer, Norton Company, manufacturer of
                                          abrasives and ceramics; Director, Eaton Vance Corp.;
                                          Director, Commerce Holdings Inc., a holding company
                                          for property and casualty insurance companies;
                                          Director, Stocker & Yale Inc., a specialty products
                                          company.
 Russell A. Boss (61)             1990    Director and Chairman of the Board of Directors, A. T.
 (Executive, Compensation and             Cross Company, Lincoln, RI, manufacturer of fine
 Nominating)                              writing instruments; Trustee, Eastern Utilities
                                          Association, Boston, MA.

 Roger E. Levien (64)             1996    From May 1997 to present, Managing Partner, Levien
 (Corporate Governance)                   Enterprises, a consulting business; July 1992 to April
                                          1997, Vice President, Strategy and Innovation, Xerox
                                          Corporation, Stamford, CT, manufacturer of document
                                          and office technology equipment.

                              GENERAL INFORMATION
                      RELATING TO THE BOARD OF DIRECTORS

   The Board of Directors, which held five regular meetings in 1999, maintains a standing Executive Committee, composed of Messrs. Curtin, Boss, and Tregurtha, which has substantially all of the powers and authority of the Board of Directors when the full Board is not in session. The Executive Committee did not meet in 1999. The Board of Directors also maintains standing committees on audit ("Audit Committee"), corporate governance ("Corporate Governance Committee"), and compensation and board membership nominations, ("Compensation and Nominating Committee") each of which, except for the Corporate Governance Committee which includes Mr. Curtin, is composed exclusively of non-employee Directors. Each of the Directors participated in 75% or more of the aggregate number of meetings of the Board and of the committees on which he is a member.

   The Audit Committee, whose members are Messrs. Hammerly, Fuguet, Sharpe III, and Nelson, recommends to the Board of Directors, for approval by the stockholders, the appointment of a firm of independent certified public accountants to audit the Company's financial statements. The Audit Committee also meets with the independent accountants and the Company's Chief Financial Officer to review the scope and results of the audit, the scope of audit and non-audit services, the range of audit and non-audit fees, any proposed changes in accounting policies, practices, or procedures, including those relating to the Company's internal accounting controls, and the Company's financial statements to be included in the Company's Annual Report to Stockholders and other related matters. The Audit Committee met two times in 1999.

   The Corporate Governance Committee, whose members are Messrs. Curtin, Fuguet, Tregurtha, and Levien, considers matters concerning the composition and performance of the Board and its relationship to management and other corporate governance matters, including those relating to the existence of the Company as an independent company or which otherwise might affect the control of the Company. The Corporate Governance Committee did not meet in 1999.

   The Compensation and Nominating Committee, whose members are Messrs. Boss, Tregurtha, Nelson, and Held, performs a periodic review of salaries and compensation/benefit plans for the Executive Officers and other key management personnel of the Company. The Committee also administers the Amended Profit Incentive Plan, the 1989 and 1999 Equity Incentive Plans, the Key Employees' Long-Term Deferred Cash Incentive Plan, the Supplemental Executive Retirement Plan, and the Senior Executive Supplemental Umbrella Retirement Pension Plan. In addition the Committee recommends to the Board nominees who are proposed for election as directors. The Compensation and Nominating Committee met five times in 1999. See "Compensation and Nominating Committee Report".

   The Board of Directors, at its regular meeting held on February 11, 2000, appointed a Special Committee of the Board, comprised of three independent Directors, to evaluate various financial proposals and recommend to the Board the adoption of one of the financial alternatives to address the Company's current default situation with its principal lenders and its indebtedness/liquidity problem. The Special Committee, comprised of Messrs. Hammerly, Donnelly, and Nelson, has met five times since it was established and will work with management to achieve a timely completion of the selected financial transaction.

   As compensation for services rendered during 1999, the Company paid each non-employee Director an annual retainer of $15,000, a fee of $1,000 for each Board meeting attended, a fee of $500 for each teleconference meeting which lasted more than one-half hour in duration, and a fee of $1,000 for each Committee meeting attended. Directors who are Chairpersons of Committees also receive an additional $3,000 in their annual retainer fee.

   The Compensation and Nominating Committee of the Board on September 30, 1999 awarded non-qualified stock options to eight non-employee Directors for an aggregate of 32,000 shares of Class A common stock under the 1999 Equity Incentive Plan. Each Director received grants of options for 4,000 shares at an exercise price of

$2.375 per share, which exercise price was equivalent to market value at the time of grant of the awards, and such options are subject to the vesting and other provisions as contained in option grants made to senior management of the Company described in Footnote (2) to the Stock Options/SAR Grants in Last Fiscal Year table on Page 15.

   Mr. Tregurtha has elected to defer 50% of his Director's fees under a deferred stock equivalent unit contract with the Company dated September 3, 1987 pursuant to which all fees earned after that date were to be converted into deferred stock equivalent units based on the market value of the Company's stock on each fee payment date. Under such contract dividend equivalents in amounts and timing equal to any cash dividends paid on the Company's outstanding stock are similarly converted into additional stock equivalent units. The Company paid no cash dividends on its stock in 1999. Mr. Tregurtha's contract matures on October 1, 2005 or the earlier date of death or other termination of Mr. Tregurtha's services as a Director. The contract was amended in 1992 to provide that fee amounts deferred after May 1, 1991 (including any dividend equivalent amounts) will be payable on maturity only in cash, with amounts deferred prior to such date payable in cash or shares of Company Class A Stock.

   The law firm of Ropes & Gray, Boston, Massachusetts, of which Mr. Fuguet is a partner, has provided legal services to the Company since 1957.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

I. Security Ownership of Certain Beneficial Owners

   Set forth below, as of March 2, 2000, are the persons or groups known to the Company who beneficially own, under the applicable rules and regulations of the Securities and Exchange Commission, more than 5% of any class of the Company's voting securities.

                                       Amount and Nature
 Name and Address                   of Beneficial Ownership             Percent of
   of Beneficial    Title of Class  ------------------------- Percent    Combined
       Owner        of Common Stock   Direct       Indirect   of Class Voting Power
 ----------------   --------------- ------------ ------------ -------- ------------
 Fiduciary Trust
  Company               Class A          168,196         --      1.2        3.9
  International(1)      Class B           56,064         --     11.1
 Two World Trade
  Center
 New York, NY
  10048-0774

 Henry D. Sharpe,
  Jr.(2)                Class A          476,766       7,200     3.6       11.4
 Pojac Point, RFD
  No. 2                 Class B          158,920       2,400    32.0
 North Kingstown,
  RI 02852

 Frank T.
  Curtin(3)             Class A          920,465         --      6.9       14.1
 c/o Brown &
  Sharpe                Class B          166,063         --     32.9
  Manufacturing
   Company
 200 Frenchtown
  Road
 Precision Park
 N. Kingstown, RI 02852-1700

 Edward D.
  DiLuigi(3)            Class A          697,986         --      5.2       13.0
 c/o Brown &
  Sharpe                Class B          169,332         --     33.6
  Manufacturing
   Company
 200 Frenchtown
  Road
 Precision Park
 N. Kingstown, RI 02852-1700

    Name and                        Amount and Nature
    Address                      of Beneficial Ownership              Percent of
 of Beneficial   Title of Class  ---------------------------Percent    Combined
     Owner       of Common Stock    Direct       Indirect   of Class Voting Power
 -------------   --------------- -------------- -------------------- ------------
 Andrew C.
  Genor (3)          Class A            660,465        --      4.9       12.6
 c/o Brown &
  Sharpe             Class B            166,063        --     32.9
  Manufacturing
   Company
 200 Frenchtown
  Road
 Precision Park
 N. Kingstown, RI 02852-1700

 Putnam
  Fiduciary
  Trust(4)           Class A            409,893        --      3.0        5.1
  Company            Class B             52,744        --     10.4
 859 Willard
  Street
 Quincy, MA
  02169

 David L.
  Babson(5)          Class A          1,009,500        --      7.5        5.5
  & Co. Inc.         Class B                --         --      --
 One Memorial
  Drive
 Cambridge, MA
  02142-1300

 Merrill Lynch
  & Co. Inc.(6)      Class A          1,276,200        --      9.6        6.9
 On behalf of
  Merrill Lynch      Class B                --         --      --
  Asset
   Management
   Group
 World
  Financial
  Center
 North Tower
 250 Vesey
  Street
 New York, NY
  10381

 Merrill Lynch
  Special Value      Class A            846,900        --      6.3        4.6
  Fund, Inc.(6)      Class B                --         --      --
 800 Scudders
  Mill Road
 Plainsboro, NJ
  08536

 Dimensional
  Fund(7)            Class A            939,174        --      7.0        5.1
  Advisors Inc.      Class B                --         --      --
 1299 Ocean
  Avenue
 11th Floor
 Santa Monica,
  CA 90401

--------

(1) Fiduciary Trust Company International, a bank, by virtue of various investment management contracts and trust agreements with members of the Sharpe family, including Henry D. Sharpe, III, a Director, holds the shares of Class A and Class B Stock in the Table. See Footnote (2) below.
(2) Various members of Henry D. Sharpe, Jr.'s family beneficially own an aggregate of 645,286 shares of common stock of the Company comprised of 483,966 shares of Class A Stock and 161,320 shares of Class B Stock of the Company. These holdings amount to 3.6% and 32.0%, respectively, of each class of stock and represent 11.4% of the combined voting power of the Class A Stock and Class B Stock. The table includes (a) an aggregate of 168,076 shares of Class A Stock and 56,024 shares of Class B Stock held by Henry D. Sharpe, Jr.'s wife and children, including Henry D. Sharpe, III, a Director of the Company, and by trusts, of which they are beneficiaries under agreements with Fiduciary Trust Company International and under which they each have sole voting and dispositive power with respect to their shares and with respect to which Mr. Sharpe, Jr. disclaims beneficial ownership; (b) 120 shares of Class A Stock and 40 shares of Class B Stock held by the Sharpe Family Foundation, a charitable foundation, held by Fiduciary Trust Company International with whom Mr. Sharpe, Jr. shares voting power and with respect to which beneficial ownership is disclaimed; (c) 7,200 shares of Class A Stock and 2,400 shares of Class B Stock as to which

(Footnotes cont'd. from previous page)

   Henry D. Sharpe, Jr. has neither voting nor dispositive power but as to which he is a beneficiary under a trust established under the will of Henry
   D. Sharpe, Sr.; and (d) 308,570 shares of Class A Stock and 102,856 shares of Class B Stock held by Fiduciary Trust Company International as to which Henry D. Sharpe, Jr. has sole voting and dispositive power.
(3) Messrs. Curtin, DiLuigi, and Genor are Executive Officers of the Company and serve as co-Trustees of the Brown & Sharpe Employee Stock Ownership and Profit Participation Plan (the "ESOP"). The Table includes (i) 660,465 shares of Class A Stock and 166,063 shares of Class B Stock held by the ESOP, which are deemed to be beneficially owned by each of the foregoing persons, but as to all of which ESOP shares, except, with respect to their own vested shares of Class A Stock and Class B Stock in such plan, they disclaim beneficial ownership; and (ii) shares of Class A Stock issuable upon exercise of stock options held by such Executive Officers. (See II. Security Ownership of Management Footnote (3) and Aggregated Options Table.)
(4) Putnam Fiduciary Trust Company acts as Trustee of the Brown & Sharpe Savings and Retirement Plan and the Brown & Sharpe Savings and Retirement Plan for Management Employees (together referred to as the "SARP"), substantially similar tax qualified 401-K savings plans covering the Company's U.S. employees, and in that capacity shares voting power with respect to the shares of Class A Stock and Class B Stock with and subject to direction from participants in the SARP as to all of which shares Putnam disclaims beneficial ownership.
(5) David L. Babson & Co. Inc., an investment advisor, holds the reported shares for the benefit of its clients and has sole voting and dispositive power with respect to such shares.
(6) Merrill Lynch & Co. Inc. is a parent holding company and Merrill Lynch Special Value Fund, Inc. is a subsidiary of such company, and such companies, as registered investment advisors, share voting and dispositive control over such shares with certain clients.
(7) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, has sole voting and dispositive control over such shares and is deemed to have beneficial ownership of the reported shares, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

II. Security Ownership of Management

   The following table and accompanying footnotes set forth certain information about the beneficial ownership of the Company's Class A Stock and Class B Stock as of March 2, 2000 by the Directors and Nominees and the named Executive Officers included in the Summary Compensation Table and all Directors and Executive Officers as a group.

                                        Amount and Nature
                                     of Beneficial Ownership             Percent of
 Name and Address    Title of Class  ------------------------- Percent    Combined
of Beneficial Owner  of Common Stock   Direct       Indirect   of Class Voting Power
-------------------  --------------- ------------ ------------ -------- ------------
Frank T.
 Curtin(1)               Class A          920,465         --      6.9       14.1
                         Class B          166,063         --     32.9

Henry D.
 Sharpe,
 III(2)                  Class A           55,145       2,400       *        1.3
                         Class B           18,381         800     3.6

John M. Nelson           Class A            6,553         --        *          *
                         Class B              151         --        *

Howard K.
 Fuguet                  Class A            1,000         --        *          *
                         Class B              --          --      --

                                        Amount and Nature
                                     of Beneficial Ownership             Percent of
 Name and Address    Title of Class  --------------------------Percent    Combined
of Beneficial Owner  of Common Stock    Direct      Indirect   of Class Voting Power
-------------------  --------------- ------------- -------------------- ------------
Russell A.
 Boss                    Class A             8,000        --        *          *
                         Class B               --         --      --

Paul R.
 Tregurtha               Class A               705        --        *          *
                         Class B                13        --        *

Harry A.
 Hammerly                Class A             7,000        --        *          *
                         Class B               --         --      --

J. Robert Held           Class A             5,000        --        *          *
                         Class B               --         --      --

Roger E.
 Levien                  Class A             2,000        --      --           *
                         Class B               --         --      --

Richard A.
 Donnelly                Class A               --         --      --         --
                         Class B               --         --      --         --

Kenneth N.
 Kermes                  Class A               --         --      --         --
                         Class B               --         --      --         --

Charles A.
 Junkunc                 Class A            98,725        --        *          *
                         Class B               685        --        *

Philip James             Class A            60,778        --        *          *
                         Class B               921                --

Antonio
 Aparicio                Class A            70,000        --        *          *
                         Class B               --         --      --

Andrew C.
 Genor(1)                Class A           660,465        --      4.9       12.6
                         Class B           166,063        --     32.9

Edward D.
 DiLuigi(1)              Class A           697,986        --      5.2       13.0
                         Class B           169,332        --     33.6

All Directors,
 Nominees and            Class A         1,750,597      2,400    13.1       27.5
Executive
 Officers as a
 Group                   Class B           329,823        800    65.6
(19
 persons)(3)

*Less than one
 percent (1%).

--------
(1) See Footnote (3) I. Security Ownership of Certain Beneficial Owners.
(2)  See Footnote (2) I. Security Ownership of Certain Beneficial Owners.
(3) With respect to Executive Officers who are not Directors, includes (i) 133,500 shares of Class A Stock as to which four of the named Executive Officers have sole voting and investment power; (ii) 38,644 vested shares of Class A Stock and 6,876 vested shares of Class B Stock in the aggregate as to which certain Executive Officers have shared voting power as participants in the SARP and ESOP; and (iii) for Messrs. Curtin, Junkunc, Aparicio, and DiLuigi includes 200,000, 65,000, 58,000, and 15,000 shares, respectively, of Class A Stock and 57,500 shares of Class A stock for three other Executive Officers, which are subject to stock options presently exercisable or exercisable within sixty (60) days of the expected March 31, 2000 date of mailing of this Proxy Statement, granted to such Executive Officers pursuant to the Company's 1989 Equity Incentive Plan. (See Options and SAR Table under the heading "Executive Compensation".)

Section 16(a) Beneficial Ownership Reporting Compliance

   As required by Securities and Exchange Commission rules, the Company notes that Frank T. Curtin, a Director and Chief Executive Officer of the Corporation, and Phil James, an Executive Officer of the Company, did not timely file Form 4 Statement of Changes in Beneficial Ownership of Securities reports; and Howard K. Fuguet, a Director of the Corporation, did not timely file a Form 5 Statement of Changes in Beneficial Ownership of Securities report.

                 Compensation and Nominating Committee Report

Compensation Philosophy

   The Compensation and Nominating Committee of the Board of Directors (the "Committee") presents its report on executive compensation for the year 1999. The Committee's guidelines for compensation decisions are guided by the following principles:

  . To provide a competitive total compensation package that enables the Company to attract and retain the key executive talent needed to accomplish its corporate goals.

  . To integrate compensation programs with the Company's annual and long-term business objectives and strategy in order to focus executive behavior on the fulfillment of those objectives.

  . To provide variable compensation opportunities that are directly linked with the performance of the Company and that significantly align executive remuneration with the interests of the stockholders.

   In addition, the Committee also considers, in implementing its decisions, the impact of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), which in certain circumstances disallows annual compensation deductions in excess of $1,000,000. This disallowance provision does not apply to performance-based compensation, commissions, and certain other payments or forms of compensation. The Committee has determined that the Corporation's incentive awards that will be subject to 162(m) should be made, to the extent practicable, on a basis that ensures that the Corporation will be entitled to full deductibility under Section 162(m).

Compensation Program

   The Committee, which is composed of outside Directors who have no interlocking relationships within the meaning of regulations of the Securities and Exchange Commission, is responsible for reviewing the Company's overall executive compensation program, reviewing the compensation of the Executive Officers, and administering the cash bonus, deferred cash award, and stock based incentive plans and certain retirement plans to ensure that pay levels, incentive opportunities, and projected retirement benefits are competitive and, of equal importance, appropriately reflect the performance of the Company. The components of the compensation program for executives are described below.

   Base Salary. The factors considered in determining the appropriate salary are level of responsibility, prior experience and accomplishments, and the relative importance of the job in terms of achieving corporate objectives and general salary ranges for comparable positions at similar size companies or divisions within the industry. Each Executive Officer's salary is reviewed annually. Adjustments may be recommended based upon individual performance, inflationary and competitive factors, and overall results. In late December 1998 and early 1999, the Committee reviewed, with the assistance of a compensation consulting firm, and then increased the base salaries of the Executive Officers for the year 1999 to be more in line with the 50th percentile for comparable companies ("general industrial" companies for executives in its measuring equipment business and select "high-tech" companies for executives associated with its software and sensors business) as surveyed by the consulting firm. (See below for the Chief Executive Officer.)

   Annual Incentive Compensation. Under the Company's Amended Profit Incentive Plan ("PIP"), executives are eligible to receive a planned annual cash bonus of up to a specified percentage (generally 30% to 40% for executives) of base salary. At the beginning of each fiscal year, the Committee establishes for each executive a maximum aggregate percentage bonus opportunity (generally 30% to 40% for executives), which is comprised of separate bonus categories tied to the satisfaction of a specified, largely quantitative formula of corporation goals (e.g., net income, cash flow, and achievement of specific objectives). Actual bonuses paid may be above or below the target amount planned depending on achievement of objectives but may not exceed 200% of the planned bonus. In order to assure that the PIP would effectively encourage and reward superior performance, the Committee in early 1996 had restructured the specific performance targets comprising the overall formula for the Executive Officers to focus their content on promoting cross-divisional and inter-Company cooperation and also focusing on net income and various determinants of cash flow. Bonuses under the PIP for performance in 1999 were made to a total of approximately 120 management executives. However, none of the named Executive Officers have yet been paid any bonuses for 1999 as the Plan's criteria for such year provided that bonuses to such persons would be earned and paid only upon completion of a financing transaction that deals satisfactorily with the Company's current default situation with its principal lenders and its indebtedness/liquidity problem.

Long-Term Incentive Awards

   Stock Options. Stock options, restricted stock, and other stock based awards which may be granted under the Corporation's stock incentive plan for management, the 1999 Equity Incentive Plan (which was approved by the stockholders on April 30, 1999), and an earlier plan, the 1989 Equity Incentive Plan, provide incentive to executives by giving them a strong economic interest in maximizing stock price appreciation, thereby better aligning their interests with the Corporation's stockholders. Accordingly, each executive's total compensation is significantly dependent upon stock performance. Option exercise prices are set at 100% of fair market value on the date of grant, and the options expire after 10 years. The options granted by the Committee in prior years vest over a period of years, typically 50% after one year and 50% the next year or 50% after the first two years and 25% per year for the following two years, in order to encourage management continuity and better align compensation to long-term stock value. In 1999 the Committee awarded options for an aggregate of 783,200 shares to 136 management persons, including options for an aggregate of 260,000 shares to the six named Executive Officers, as shown in the Summary Compensation Table, and other Executive Officers. These options vest and become exercisable in seven years from the date of grant subject to earlier partial exercise rights in the event the Company's stock price reaches certain levels.

   Long-Term Deferred Cash Incentive Plan. This component of executive compensation consists of the Key Employees' Long-Term Deferred Cash Incentive Plan (the "LTDCIP"), which was amended by the Committee in 1998. Pursuant to the Committee's recommendation under the amended Plan, the Company may make annual deferred cash awards as a bonus based on earnings. Each participant has credited to his account a percentage, established by the Committee from time to time, of adjusted pre-tax profit (as defined). Accounts vest after three years or, if earlier, upon retirement at or after age 65 with five years of service or at or after age 60 with ten years of service. (If a participant retires at or after age 55 with five years of service, the normal three-year vesting requirement is reduced to one year after retirement.) Full vesting also occurs upon a Change in Control (as defined). Participants are subject to a two-year post termination non-compete, except for terminations after a change in control. Participant accounts are subject to notional "investment" in one or more mutual fund alternatives and/or Brown & Sharpe stock, except that credits are required to be "invested" in the Company stock alternative if the participant is below the Company's share ownership requirement for executives under the Executive Officer Stock Ownership Policy adopted by the Board on recommendation by the Committee in 1998. Participant vested accounts are distributable at termination of employment in a lump sum or installments (up to three years). Certain larger accounts may be distributed as an annuity. No awards were made to any participant in the LTDCIP for 1999.

Compensation of Chief Executive Officer

   Mr. Curtin joined the Company in May of 1995 and entered into an Employment Agreement on May 2, 1995 for an initial term of three years, which agreement has been extended annually by amendment, most recently in February of 1999 to extend his term of employment for an additional year ending May 1, 2000. The

Committee increased Mr. Curtin's base annual salary for 1999, following a review, with the assistance of a compensation consulting firm, of executive compensation, to $425,274 from $359,972 for 1998. The Employment Agreement provided Mr. Curtin with an initial grant of options for 200,000 shares of Class A common stock at an exercise price equal to the fair market value on May 3, 1995. Options for 80,000 shares and 100,000 shares were subsequently granted to Mr. Curtin in 1998 and 1999 at exercise prices of $10.6875 and $2.375, respectively.

   The Committee established Mr. Curtin's planned target annual cash bonus under the PIP for 1999 at 60% of his salary. In early 1999 the Compensation Committee approved payment of a cash bonus under the PIP to Mr. Curtin of $208,445 for 1998 performance, representing approximately 58% of his salary. This bonus award was towards the higher end of the target range based on achievement by the Company of profit and cash flow objectives. In determining Mr. Curtin's 1999 annual PIP bonus, the Committee established a set of performance objectives, which were based 70% on achievement of net income and 30% on achievement of cash flow, all of which was subject to completion of a financing transaction acceptable to the Company. Based on achievement of Company cash flow objectives, Mr. Curtin is entitled to a PIP bonus of $114,823; however, Mr. Curtin has not yet been paid any bonus for 1999 as the financing criteria has not been completed, and Mr. Curtin received no award credit under the LTDCIP for 1999.

                                          Russell A. Boss, Chairman
                                          John M. Nelson
                                          Paul R. Tregurtha
                                          J. Robert Held

                            STOCK PERFORMANCE GRAPH

   The following graph sets forth information comparing the cumulative total return to holders of the Company's Class A Stock over the Company's last five fiscal years beginning at the market close on the last trading day before the beginning of the Company's fifth preceding fiscal year (the "Measuring Period") with (1) the cumulative total return of the Standard & Poor's 500 Stock Index, and (2) the cumulative total return of the Standard & Poor's Machinery (Diversified) index. The graph assumes $100 invested in December 31, 1994 in Company Class A common stock and $100 invested at the same time in each of the S&P indexes shown and assumes that all dividends are reinvested.



                                 ----------------------------------------------
                                  12/94   12/95   12/96   12/97   12/98   12/99
BNS CLASS A                      100.00  154.72  211.32  153.77  120.75   32.08
S & P 500                        100.00  137.58  169.17  225.61  290.09  351.13
S & P MACHINERY (DIVERSIFIED)    100.00  123.40  153.81  203.46  169.33  200.20

                            EXECUTIVE COMPENSATION

   The following table sets forth the annual and long-term compensation during each of the Company's last three fiscal years for Frank T. Curtin, the Company's Chairman of the Board, President, and Chief Executive Officer, and the four other highest-paid Executive Officers (as such term is defined under rules promulgated under the Securities Exchange Act of 1934) who were serving in such capacity as of the end of the Company's last completed fiscal year and one Executive Officer who was not serving in such capacity at the end of such fiscal year.

                          Summary Compensation Table

                                                                         Long-Term Compensation Awards
                                                                  --------------------------------------------
                                    Annual Compensation                  Awards          Pay-outs
                          --------------------------------------- --------------------- -----------
                                                          (e)        (f)        (g)
                                                         Other    Restricted Securities                (i)
          (a)                                            Annual     Stock    Underlying     (h)     All Other
        Name and          (b)     (c)         (d)       Compen-    Award(s)   Options/     LTIP      Compen-
   Principal Position     Year Salary ($) Bonus ($)(9) sation ($)   ($)(6)    SARs (#)  Payouts ($) sation ($)
   ------------------     ---- ---------- ------------ ---------- ---------- ---------- ----------- ----------
Frank T.                  1999  422,777         --          --       --       100,000       --       232,339
 Curtin(1)(7)(8)........
 President and Chief      1998  359,972     208,455         --       --        80,000       --       286,756
 Executive Officer        1997  345,651     209,009         --       --           --        --       187,754

Charles A.
 Junkunc(2)(7)(8).......  1999  262,211         --       15,000      --           --        --       738,085
 Executive Vice           1998  252,127     100,445         --       --        50,000       --       135,849
 President, Strategic     1997  239,810     108,757     205,125      --           --        --       120,914
 Development

Philip James(3)(7)(8)...  1999  264,846         --          --       --        50,000       --        76,956
 Group Vice President,    1998  254,846     107,785         --       --        50,000       --       116,917
 Measuring Systems        1997   81,730     175,000         --       --        50,000       --        18,792

Antonio Aparicio(4)(7)..  1999  227,002         --        2,000      --        20,000       --        38,839
 Vice President--         1998  233,594      63,149         --       --        30,000       --        71,616
 Precision Measuring      1997  226,489      86,672     120,750      --           --        --       122,598
 Instruments

Andrew C. Genor(5)(8)...  1999  242,307         --      139,111      --        65,000       --        38,122
 Vice President and       1998   30,288         --          --       --        25,000       --           --
 Chief Financial Officer  1997      --          --          --       --           --        --           --

Edward D.                 1999  219,307         --          --       --        25,000       --        49,476
 DiLuigi(6)(8)..........
 Vice President,          1998  199,230      84,537     113,724      --        25,000       --        62,697
 Measuring Systems--      1997   90,865     105,652      63,269      --        30,000       --        20,892
 Americas

--------
(1) Column (i) includes amounts of $54,191 for 1999; $54,092 for 1998; and $63,053 for 1997, including interest earnings, credited to a Supplemental Executive Retirement Plan account (the "SERP"); amounts of $15,496; $15,664; and $15,759, representing the values of the 1999, 1998, and 1997 year-end Company contributions, respectively, to the executives SARP (4% plus Company matching contributions) and ESOP (2% in shares of Class A Stock); and amounts referred to in Footnotes (7) and (8).
(2) With respect to Mr. Junkunc, whose employment with the Company terminated in December 1999, Column (e) includes for 1997 an amount of $137,125, representing the value of income realized during the year as a result of the vesting of restricted stock, and an amount of $68,000 approved by the Compensation and Nominating Committee paid in connection with the vesting of such restricted stock to offset the income taxes incurred by Mr. Junkunc in connection with the vesting of such stock and an amount for 1999 of $15,000, representing the value of income realized from the vesting of restricted stock. Column (i) includes the value of the year-end Company contributions to the executives SARP and ESOP retirement accounts in

(Footnotes cont'd. from previous page)
   the amounts of $15,496; $15,664; and $15,759 for 1999, 1998, and 1997,
   respectively and amounts of $23,305; $27,185, $28,925 for 1999, 1998, and
   1997, respectively including interest earned credited to the executives SERP account and amounts referred to in Footnotes (7) and (8). For 1999 Column (i) also includes amounts of $392,600; $129,030; and $142,933, representing the amounts payable to Mr. Junkunc in connection with his severance arrangement and distribution of his vested SERP and LTDCIP accounts.
(3) Mr. James commenced his employment in September of 1997, and the amount in Column (c) reflects this short period of employment. Column (d) for 1997 includes a special signing bonus of $150,000 as compensation for forfeiture of bonuses and other benefits from his previous employment and an amount of $25,000 for a partial year 1997 PIP bonus. Column (i) includes for 1999 and 1998 amounts of $15,496 and $15,664, respectively, for the value of the year-end Company contribution to the executives SARP and ESOP retirement account and amounts of $24,452 and $8,253, respectively, credited to the executives SERP account for such years and the amounts referred to in Footnotes (7) and (8).
(4) Mr. Aparicio is employed by Brown & Sharpe Tesa S.A., a Swiss corporation ("Tesa") and subsidiary of the Company. Amounts shown are converted from Swiss Franc equivalent for 1999, 1998, and 1997 at the yearly average U.S. dollar exchange rates of $.6390; $.6905; $.6930, respectively. Column (e) for 1997 reflects an amount representing the value of income realized as a result of the vesting of shares of restricted stock. Column
     (i) includes dollar value of contributions made to Brown & Sharpe Tesa S.A.'s retirement plans for Mr. Aparicio's benefit for 1997, 1998, and 1999 in the amounts of $39,070; $40,616; and $60,782, respectively (see Foreign Retirement Plan, Page 18) and amounts referred to in Footnotes
     (7) and (8).
(5) Mr. Genor commenced his employment in December of 1998, and the amount in Column (c) reflects the short period of employment for such year. Column
    (e) includes amounts of $72,388 for reimbursement of moving expenses and $66,723 for offsetting additional income taxes incurred by the moving expense reimbursement. Column (i) includes for 1999 an amount of $15,482 for the value of the year-end Company contributions to the executives SARP and ESOP retirement account and the amounts referred to in Footnotes (7) and (8). During 1999 the Company also loaned Mr. Genor $400,000 at the applicable federal rate in connection with his relocation home purchase, which principal amount and interest was repaid prior to year-end.
(6) Mr. DiLuigi commenced his employment in June of 1997, and the amount in Column (c) for such year reflects the short period of employment. Column
     (d) includes a special signing bonus of $75,000 and an amount of $30,625 for a partial year 1997 PIP bonus and the amount in Column (e) for 1997 represents a payment to Mr. DiLuigi to compensate him for the forfeiture of options granted in connection with his previous employment. Column (i) includes for 1998 and 1999 amounts of $15,664 and $15,496 for the value of the year-end Company contribution to the executives SARP and ESOP retirement account and amounts of $8,033 and $16,542 credited to the executives SERP account, respectively, for such years and the amounts referred to in Footnotes (7) and (8).
(7)  Column (i) includes amounts of $217,000; $93,000; $31,000; $93,000; and
     $39,000 for 1998 and amounts of $108,942; $76,230; $83,528; $18,792; and
     $20,892 for 1997 for Messrs. Curtin, Junkunc, Aparicio, James, and DiLuigi, respectively, credited to memorandum accounts established for the Executive under the Long-Term Deferred Cash Incentive Plan. On February 23, 1996 the Board of Directors approved, on recommendation of the Compensation and Nominating Committee, the Brown & Sharpe Key Employees' Long-Term Deferred Cash Incentive Plan ("LTDCIP") with effect from January 1, 1995 (see discussion in Compensation and Nominating Committee Report). The LTDCIP is intended to be a non-qualified unfunded pension plan within the meaning of Section 3(2) of the Employee Retirement Income Security Act. Beginning with the 1995 year and for 1996 and 1997, award credits were made annually to LTDCIP participants based on one year's financial performance of the Company out of an award pool of 6% of adjusted pre-tax earnings pro rata based on the salaries of participants. The LTDCIP was amended in 1998 to provide that beginning in 1998 participant award opportunities are individually determined by the Committee annually as a percentage of adjusted pre-tax profit. Participants become vested in each accrued annual award after three years subject to accelerated vesting upon a change of control (as defined) and with payout of the credited vested amounts plus interest accrued at a market rate deferred until retirement at or after age 65, death or disability, or earlier upon termination of employment for reasons other than cause. The amounts for 1997 include accrued interest and a proportionate reallocation of unvested previously credited amounts for two Executive Officers who left the Company shortly after the end of the 1996 fiscal year to 1996 participants' accounts which include Messrs. Curtin, Junkunc, and Aparicio. Beginning after January 1, 1998, participants have the option under the Plan to convert all or a portion of their account balances into phantom shares of the Company's common stock in order to satisfy the requirements in the Company's Executive Officer Stock Ownership Policy applicable to participants. (See discussion under "Retirement Plans".) Column (i) for Mr. Junkunc includes an amount of $142,933, which represents the vested value of his LTDCIP account to be distributed to him following his termination from employment. No award credits were earned by any of the named Executive Officers for 1999.
(8)  Column (i) includes for 1999 amounts of $162,652; $34,721; $37,008;
     $22,640; and $17,438 for Messrs. Curtin, Junkunc, James, Genor, and DiLuigi, respectively, for payment of insurance premiums by the Company for split-dollar term life insurance for the benefit of the named Executive Officers who do not have any interest in either the cash surrender value of such policies or refunded premiums in the event of termination of such policy.
(9) For 1999 Messrs. Curtin, Junkunc, James, Aparicio, Genor, and DiLuigi met the cash flow performance criteria objectives (but not the net income criteria) for 1999 under the amended Profit Incentive Plan and are entitled to partial bonuses in the amounts of $114,823; $47,198; $53,703; $44,618; $43,740; and $39,600, respectively, which amounts will only be earned and payable when the Company completes a financing transaction that deals satisfactorily with the Company's current default situation with its principal lenders and its indebtedness/liquidity problem.

Stock Option/SAR Grants

   Under provisions of the Company's 1989 Equity Incentive Plan, which Plan terminated on February 24, 1999, with no further awards being able to be made after such date, and the 1999 Equity Incentive Plan, which was approved by the stockholders on April 30, 1999 (together the "EIP"), a variety of stock and stock based awards, performance cash awards and related benefits, including stock options, both qualified incentive and non-qualified options, and stock appreciation rights ("SARs"), may be awarded to Executive Officers, other key employees of the Company and its subsidiaries, and Directors. Options were awarded under the 1999 EIP in September of 1999 to the Executive Officers named in the Summary Compensation Table as set forth in the table below:

                    Options/SAR Grants in Last Fiscal Year

                                                                            Potential Realizable Value
                                                                              at Assumed Annual Rates
                                                                            of Stock Price Appreciation
                             Individual Grants                                  for Option Term(3)
 -------------------------------------------------------------------------- ----------------------------
          (a)                (b)          (c)           (d)         (e)          (f)           (g)
                                       % of Total
                                      Options/SARs
                         Options/SARs  Granted to    Exercise
                          Granted(1)  Employees in or Base Price Expiration
Name                         (#)      Fiscal Year     ($/Sh)      Date(2)      5% ($)        10% ($)
----                     ------------ ------------ ------------- ---------- ------------- --------------
Frank T. Curtin.........   100,000        12.7         2.375      9/29/09         149,360       378,510
Charles A. Junkunc......       --          --            --           --              --            --
Philip James............    50,000         6.3         2.375      9/29/09          74,680       189,255
Antonio Aparicio........    20,000         2.5         2.375      9/29/09          29,872        75,702
Andrew C. Genor.........    65,000         8.2         2.375      9/29/09          97,084       246,031
Edward D. DiLuigi.......    25,000         3.2         2.375      9/29/09          37,340        94,627

--------
(1) There were no SARs granted in 1999 to any of the Executive Officers named in the table.
(2) The options granted expire on September 29, 2009 and may not be exercised until the optionee is fully vested in the option on September 30, 2006, excepting, however, that the option may be exercised prior to such vesting date for up to one third of the option shares on each of the dates that the average thirty-day closing share price of the Company's Class A common stock reaches $10.00, $15.00, and $20.00, respectively, on the New York Stock Exchange or such other exchange on which such shares are listed for trading.
(3) The potential realizable value represents future opportunity and has not been reduced to present value in 1999 dollars. The dollar amount included in these columns are the result of calculations at assumed rates set by rules of the Securities and Exchange Commission for illustrative purposes, and such rates are not intended to be a forecast of the common stock price and are not necessarily indicative of the values that may be realized by the named Executive Officer. The potential realized value is based on arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the full ten-year term of the options. For example in order for the person named in the table who received options with an exercise price of $2.375 per share to realize the potential values set forth in columns (f) and (g), the price per share of the Company's Class A Stock would have to be approximately $3.8686 and $6.1601, respectively

Aggregated Option Exercises and Fiscal Year-End Values

   The following table summarizes the number of options held, the number of options exercised during 1999, and the value of unexercised options held by the named Executive Officers at fiscal year-end: No SARs have been granted to any of the named Executive Officers.

   Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End
                               Option/SAR Values

          (a)                (b)         (c)                (d)                    (e)
                                                   Number of Securities   Value of Unexercised
                                                  Underlying Unexercised      In-the-Money
                                                      Options/SARs at        Options/SARs at
                                                    Fiscal Year-End (#)    Fiscal Year-End ($)
                                                  ----------------------- ---------------------
                           Shares
                         Acquired on    Value        Exercisable (E)/       Exercisable (E)/
Name                     Exercise(#) Realized ($)    Unexercisable (U)      Unexercisable (U)
----                     ----------- ------------ ----------------------- ---------------------
                                                      (E)         (U)        (E)        (U)
                                                  ----------- ----------- ---------- ----------
Frank T. Curtin.........    None         --           200,000     180,000        --         --
Charles A. Junkunc......    None         --            65,000      50,000        --         --
Philip James............    None         --            25,000     125,000        --         --
Antonio Aparicio........    None         --            58,000      50,000        --         --
Andrew C. Genor.........    None         --               --       90,000        --         --
Edward D. DiLuigi.......    None         --            15,000      65,000        --         --

Retirement Plans

   Senior Executive Supplemental Umbrella Pension Plan. The Board of Directors of the Company in May of 1998 ratified action taken by the Compensation and Nominating Committee of the Board (the "Committee") on February 13, 1998, approving the Senior Executive Supplemental Umbrella Pension Plan (the "Umbrella SERP"). The Umbrella SERP is designed to provide key senior executives selected by the Committee with retirement benefits which, together with the annuitized value of their benefits under the Company's Employee Stock Ownership and Profit Participation Plan ("ESOP"), Savings and Retirement Plan ("SARP") and Supplemental Executive Retirement Plan ("SERP"), plus Social Security benefits, will deliver an annuity equal to a percentage (determined by the Committee) of the Executive's final average pay (as defined). The portion of SARP benefits attributable to the Executive's own savings or deferrals (or matching contributions and credits) are disregarded in this computation. For purposes of determining any offset for ESOP and SARP benefits, the value of the Executive's accounts in those two plans is assumed to have grown from January 1, 1998 at a rate equal to the Merrill Lynch Government Master Treasury Bond Index (Ten Plus Years) rate as from time to time in effect.

   Final average pay under the Umbrella SERP is defined as the aggregate of the following amounts, in each case based on the highest three-year average for such amount determined over the ten-year period preceding the determination date: base salary, annual or special bonuses, employer contributions to SARP, Company matching contributions to the SARP, allocations of contributions under the ESOP, and retirement credits under SERP. Full benefits are payable upon retirement at or after age 65 with at least five years of service or at or after age 60 with at least ten years of service. Reduced benefits are payable in the event of termination after age 55 with at least five years of service. Benefits are also payable upon a change in control, with credit given for any period of severance entitlement under a management change-in-control agreement with the Executive (whether or not the Executive's employment has been terminated) and without regard as to whether the Executive has five years of service. Initially benefits under the Umbrella SERP were payable as an annuity with survivor benefits to the Executive's spouse or in any of the following actuarially equivalent forms: a single life annuity, a 50% joint and survivor annuity, three equal annual installments or a single lump sum payment. In February 2000 the Board of Directors approved an amendment to the Plan modifying the payment distribution provisions including distributions with respect to participants whose employment with the Company has terminated prior to the effective amendment date as permitted by the Plan. The amendment eliminates the three annual installment and lump-sum payment options and provides, in addition to retaining the other options, that payment may be made in cash annually over a period of five years or such other period as permitted by the administrator of the Plan. The participating Executive may elect the form of payment subject to certain advance-election requirements specified in the Umbrella SERP. Messrs. Curtin, James, Genor, and DiLuigi participate in the Umbrella SERP and will receive retirement benefits at the following percentages of 60%, 55%, 50%, and 50%, respectively, of their final average pay (as defined), which based on current actuarial calculation and in accordance with the Plan provisions, would (if this payment was selected by the participant) yield annual lifetime post-retirement benefits at age 65 of approximately $363,304; $179,037; $126,373; and $128,248, respectively. Mr.
Junkunc, whose employment with the Company terminated in December 1999, was vested in the Umbrella SERP at the time of his leaving the Company. Under the terms of the Plan as amended through February 2000, Mr. Junkunc's accrued vested benefit of $2,118,583 will be distributed to him in quarterly installments over five years with interest as provided in the Plan.

   The Umbrella SERP was adopted in 1998 in conjunction with 1998 amendments to the LTDCIP and the SERP and the adoption of an Executive Officer Stock Ownership Policy. That Policy requires that senior executives of the Company designated by the Committee, and including all participants in the Umbrella SERP, own shares of stock of the Company (including shares deemed to be owned under certain circumstances) having a market value equal, at the date of calculation of accrued credits under the LTDCIP, to three times (for the CEO) and two times (for other executives) the amount of their base salary. Until such levels are achieved, the LTDCIP provides that any amounts annually credited to such executives under the LTDCIP shall be notionally invested in shares of stock of the Company as specified in the LTDCIP.

   Supplemental Executive Retirement Plan. The Company maintains a non-qualified Supplemental Executive Retirement Plan ("SERP") designed to permit certain eligible employees to defer, on an elective basis, up to 50% of salary, as well as automatic deferral of elective contribution amounts that could have been saved under the Company's Savings and Retirement Plan but which were reduced because of applicable tax limitations. In addition the SERP provides for Company credits designed to make up for Company contributions that would have been made to the Savings Plan or the ESOP but for such tax limitations. Participant accounts are maintained on the books of the Company on an unfunded basis, although the Plan permits the establishment of a grantor trust or another funding medium to fund the future payment of benefits, and reflect deferrals and credits including interest earned from market-based investment alternatives available to Participants. Subject to such limitations as the Board of Directors may impose, Participants may elect from several options the manner in which their SERP accounts will be distributed, so long as the election is made prior to the period for which the deferrals or other Company credits are made. However, in the event of death or upon a change in control (as defined) of the Company, a Participant's entire interest under SERP becomes immediately due and payable in a lump sum. Mr. Curtin and three of the named Executive Officers participate in the SERP, and Company contributions made to their SERP accounts in 1998 are referenced in the respective footnotes to the Summary Compensation Table.

   Mr. Junkunc, whose employment with the Company terminated in December 1999, has elected to receive his accrued vested SERP account in a lump-sum payment in the amount of $129,030.

   Foreign Retirement Plan. Brown & Sharpe Tesa S.A., a Swiss corporation ("Tesa"), one of the Company's principal foreign subsidiaries, maintains a defined contribution retirement plan required by Swiss law, pursuant to which benefits accrue on behalf of Mr. Aparicio annually in an amount equal to a percentage (based on his age and salary) of annual compensation and under which interest accrues on accrued benefit amounts at a compound annual rate of 4%. Mr. Aparicio has been a participant in this plan since 1972. Upon retirement he is entitled to receive an annual pension in an amount equal to 7.2% of the total accrued benefits, and the estimated annual pension payable upon retirement at normal retirement age (age 65) under such plan in an amount equivalent to $100,419. In addition, Tesa sponsors a separate defined contribution plan covering Mr. Aparicio and other key employees pursuant to which Mr. Aparicio is eligible to receive a lump-sum payment upon retirement. The estimated lump sum payable to Mr. Aparicio upon retirement under this sponsored plan at normal retirement age is an amount equivalent to $383,001. (U.S. Dollar amounts converted at the average monthly exchange rate for the 1999 year of $.6390 per Swiss Franc.)

Employment, Severance, and Other Agreements

   Employment Agreements. Mr. Frank T. Curtin entered into an Employment Agreement on May 2, 1995 with the Company providing for a three-year term of employment in the capacity of President and Chief Executive Officer, which Agreement has been extended by amendments and was most recently amended in 1999 to extend the term of employment for one additional year ending May 1, 2000. The Agreement provides for (i) an annual base salary of $425,272 for 1999 subject to increases at the discretion of the Board of Directors; and
(ii) annual cash incentive bonuses in an amount not to exceed the maximum amount permitted under the PIP with all or a portion thereof to be "earned out" and subject to achievement of objectives determined by the Compensation Committee of the Board (See Compensation Committee Report); and (iii) participation in other executive employee benefits. The Agreement provides that the Company may terminate his employment for a reason other than death, disability, or for cause (as defined in the Agreement) subject, however, to continuation of his base salary and benefits for the unexpired term remaining under the Agreement, but in any event not less than twelve months. No salary or benefits are continued if the employment is terminated by the Company for cause or upon death or disability. In addition Mr. Curtin has the right under the Agreement to terminate his employment following a Change-of-Control of the Company (as defined in the Agreement) in the event his position or job responsibilities change or the compensation and benefits reserved to him in the Agreement are not provided, and in such event the terms of a Change-in-Control agreement between him and the Company will determine his severance benefits.

   The Company had a severance agreement with Charles A. Junkunc, Executive Vice President, Strategic Development and formerly Vice President and Chief Financial Officer, who joined the Company on May 4, 1992, whose employment with the Company terminated in December 1999. The agreement provided for payment of a one year severance amount equal to his annual salary in effect at the time of termination, plus an amount equal to the average of the annual bonus payments received by him during the three calendar years prior to termination and to continue his life and health insurance benefits for the one year severance period in the event his employment with the Company is terminated for any reason by the Company (except for cause) or by him. The agreement also provided that Mr. Junkunc will furnish consulting services to the Company during the one year severance period as may be reasonably agreed and offsets against the severance payments to be made by the Company for any income received by Mr. Junkunc from other full time employment during the severance period.

   The Company entered into Employment Agreements on January 3, 2000 with Messrs. James and DiLuigi, which provide each Executive with a two (2) year term of employment ending December 31, 2002 at their current annual base salaries, which are to be reviewed by the Board of Directors annually. The agreements also provide that upon termination by the Company of their employment without cause, prior to expiration of their terms of employment, the Company will pay them a severance amount of one year's annual base salary in monthly installments, subject to a one year non-compete covenant. Both Employment Agreements provide that upon the occurrence of a change in control of the Company, they are cancelled and terminated and superceded by the change-in-control agreements referred to below.

   The Company's Swiss subsidiary, Brown & Sharpe Tesa S.A., has an employment agreement with Antonio Aparicio entered into in October 1995 which provides payment of a severance amount to Mr. Aparicio upon termination of employment equal to the salary paid to him during the twelve-month period prior to the effective date of termination.

   Change-in-Control Agreements. The Company also has a change-in-control management agreement, dated August 31, 1999, with Mr. Curtin, which provides for certain payments and benefits to Mr. Curtin upon termination of his employment by the Company without cause or termination by Mr. Curtin for good reason (as defined), in the event either such termination occurs after a change in control in the Company (as defined). In general, Mr. Curtin would be entitled to a severance payment of an amount equal to twice the sum of his base salary and bonus at the highest levels during the five-year period then preceding a change in control or termination, an additional severance payment equal to the annual levels in effect prior to the change in control (or termination), of the contributions, credits, and other benefits that Mr. Curtin was receiving under the Company's various retirement and long-term incentive plans and the continuation for a two-year period of the Company's health and life insurance benefits at the levels in effect immediately prior to the change in control or termination. These payments and benefits will be reduced to the extent necessary to preserve their deductibility to the Company for federal income tax purposes and to avoid imposition of any "excess parachute payment" taxes under the Internal Revenue Code. Termination by Mr. Curtin for good reason after a change in control includes a reduction by the Company in Mr. Curtin's base salary or the Company's failure to continue the compensation, retirement, and benefit plans at the levels at which Mr. Curtin was participating immediately prior to the change in control, the assignment of duties inconsistent with his status as a Chief Executive Officer, or other adverse alteration in the nature or status of his responsibilities.

   The Company has "change-in-control" management agreements providing for the same level of benefits upon specified terminations of employment upon a change in control of the Company for the other Executive Officers named in the Summary Compensation Table.

                                    ITEM 2.
                          RATIFICATION OF APPOINTMENT
                                      OF
                            INDEPENDENT ACCOUNTANTS

   The Board of Directors has appointed Ernst & Young LLP, who has acted as the Company's independent accountants since January 1, 1995, as the Company's independent accountants for fiscal year 2000, subject to approval by the stockholders. In the event the stockholders do not ratify the selection of Ernst & Young LLP, the Board of Directors will consider the selection of another accounting firm to serve as the Company's independent accountants. Neither Ernst & Young nor any of its partners have any direct or indirect financial interest in or any connection (other than as independent auditor) with the Company or any subsidiary. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

   The Board of Directors unanimously recommends a vote FOR the proposal to appoint Ernst & Young LLP as the Company's independent accountants for the 2000 fiscal year.

                              GENERAL INFORMATION

Voting of Proxies

   Each valid proxy in the enclosed form that is received by the Company will be voted by the persons named therein. All shares represented by the proxy will be voted FOR the election of the Board's nominees named herein as Directors unless the stockholder specifies otherwise or authority to vote for the proposed slate of Directors or any individual Director has been withheld. If for any reason any of such nominees should not be available as a candidate for Director, the proxies will be voted for such other candidate or candidates as may be nominated by the Board of Directors. With respect to the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accountants, all shares represented by a proxy will be voted FOR such proposal, unless the proxy specifies that it should be voted against the proposal or not voted at all. Management knows of no other business to come before the meeting. If any other matter should come before the meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

   Consistent with Delaware law and as provided under the Company's By-Laws, the holders of shares entitled to cast a majority of the votes entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be tabulated by persons appointed by the Board of Directors to act as Judges of Election for the meeting as provided by the Company's By-Laws.

   The three nominees for election as Directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of Directors shall be elected Directors. A majority of the votes properly cast on the matter is necessary to approve the action proposed in Item 2, as well as any other matter which comes before the Annual Meeting, except where applicable law or the Company's Certificate of Incorporation or By-Laws require otherwise.

   The Judges of Election will count the total number of votes cast FOR approval of proposals, other than the election of Directors, for purposes of determining whether sufficient affirmative votes have been cast. The Judges of Election will count shares represented by proxies that withhold authority to vote for a nominee for election as a Director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the matter.

   Registered shareholders can vote their shares via (i) a toll-free telephone call from the U.S. and Canada; (ii) the internet; or (iii) by mailing their signed Proxy Card. The telephone and internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered shareholder interested in voting via telephone or the internet are set forth on the enclosed Proxy Card. Stockholders who hold their shares in street name will need to contact their broker or other nominee to determine whether they will be able to vote by telephone or electronically.

For SARP and ESOP Participants

   For participants in the Brown & Sharpe Savings and Retirement Plan and the Brown & Sharpe Savings and Retirement Plan for Management Employees (together the "SARP"), the accompanying proxy card indicates the number of shares of Class A Stock and Class B Stock held in your participant's account under the symbols SPA and SPB, respectively. When a participant proxy card is returned properly signed, Putnam Fiduciary Trust Company ("Putnam Trust"), the Trustee of the shares of Class A and Class B Stock held in the SARP, will vote the participant's shares held in the SARP in the manner directed by the participant, or if the participant makes no directions, Putnam Trust will vote the participant's shares on those matters presented to the stockholders in proportion to instructions received from all participants voting.

   For participants in the Brown & Sharpe Employee Stock Ownership and Profit Participation Plan (the "ESOP") the accompanying proxy card indicates the number of shares of Class A Stock and Class B Stock held in the ESOP and allocated to the participant's account under the symbols ESA and ESB, respectively. When an ESOP participant's proxy card is returned properly signed, Putnam Trust, the ESOP record keeper will tabulate and report the aggregate voting instructions received to the ESOP Trustees, Messrs. Frank T. Curtin, Andrew C. Genor, and Edward D. DiLuigi, (the "ESOP Trustees") who will then vote the aggregate ESOP shares voted in the manner directed by ESOP participants on the matters presented to the stockholders. The ESOP Trustees will vote ESOP shares for which no instructions are received from ESOP participants on the matters presented in proportion to instructions received from ESOP participants voting. All individual voting instructions of participants in the SARP and ESOP will be held in confidence.

Solicitation of Proxies

   The entire expense of solicitation of proxies will be borne by the Company. The Company has engaged the services of Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072 to assist in the solicitation of proxies for a fee not to exceed $5,500 plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, Directors, officers, and employees of the Company may solicit in person, by telephone, facsimile, or telegram. The Company will reimburse persons holding stock for others in their names or in nominee names for their reasonable expenses in sending soliciting material to the beneficial owners of common stock.

Stockholder Proposals for the Year 2001 Annual Meeting

   All stockholder proposals intended to be submitted at the Company's 2001 Annual Meeting must be received by the Secretary of the Company on or before November 17, 2000 in order to be considered for inclusion in the Company's proxy materials for the year 2001 Annual Meeting.

   In the absence of a by-law requiring advance notice for additional nominations or proposals by stockholders for presentation at the Year 2001 Annual Meeting, the persons named as proxies in the year 2001 form of proxy will be entitled to vote in their discretion on all such matters that are not received by the Company by March 14, 2001.

Important Notice

   No matter how small your holdings, if you do not plan to attend the meeting in person, you are respectfully requested to complete, sign, date, and return the accompanying Proxy in the enclosed, post-paid envelope at your earliest convenience.

                                          By Order of the Board of Directors,

                                          James W. Hayes, III
                                          Secretary

North Kingstown, Rhode Island 02852
March 31, 2000

                                                                SKU # 0660-PS-00

-------------------------------------------------------------------------------
                                  DETACH HERE



                                     PROXY

                     BROWN & SHARPE MANUFACTURING COMPANY

            PROXY FOR CLASS A COMMON STOCK AND CLASS B COMMON STOCK
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                                APRIL 28, 2000


     The undersigned appoints each of Russell A. Boss, Howard K. Fuguet and John
M. Nelson, proxies with power of substitution to vote for the undersigned at the Annual Meeting of Stockholders called for Friday, April 28, 2000, at 10:00 A.M., at Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island, and at any adjournments, all shares of stock which the undersigned would be entitled to vote if present in accordance with their judgment upon any matters that may properly come before said meeting and to vote as specified on the reverse.

     A majority of the proxies present and acting at the meeting in person or by substitute (or if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement pertaining to the aforesaid meeting and a copy of the Company's Annual Report for the year ended
December 31, 1999.

     Your Shares of Class A Stock and Class B Stock, including those if a Participant in the SARP and ESOP, on the reverse side are designated "CLA", "CLB", "SPA", "SPB", and "ESA", "ESB" respectively.

     To approve the Board of Directors' recommendations, simply sign and date the back. You need not mark any boxes.

  ___________                                                    ___________

  SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
     SIDE                                                            SIDE
  ___________                                                    ___________

-----------------                          -----------------
Vote by Telephone                          Vote by Internet
-----------------                          -----------------

It's fast, convenient, and immediate!      It's fast, convenient, and
Call Toll-Free on a Touch-Tone Phone       your vote is immediately confirmed
1-877-PRX-VOTE (1-877-779-8683)            and posted.

------------------------------------       ------------------------------------

Follow these four easy steps:              Follow these four easy steps:

1. Read the accompanying Proxy             1. Read the accompanying Proxy
   Statement/Prospectus and                   Statement/Prospectus and
   Proxy Card.                                Proxy Card.

2. Call the toll-free number               2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683)            http://www.eproxyvote.com/bns

3. Enter your 14-digit Control Number      3. Enter your 14-digit Control Number
   located on your Proxy Card above           located on your Proxy Card above
   your name.                                 your name.

4. Follow the recorded instructions.       4. Follow the instructions provided.

------------------------------------       ------------------------------------

Your vote is important!                    Your vote is important!
Call 1-877-PRX-VOTE (1-877-779-8683)       Go to http://www.eproxyvote.com/bns
anytime!                                   anytime!

   Do not return your Proxy Card if you are voting by Telephone or Internet
--------------------------------------------------------------------------------

                                  DETACH HERE

[X] Please mark
    votes as in
    this example.

 1. Election of Directors: To fix the number of Directors at nine and to elect three Directors as set forth in the Proxy Statement. Class A Stock may be voted for Messrs. Kermes, Curtin and Donnelly and Class B Stock may be voted only for Messrs. Curtin and Donnelly as indicated below. Holders of Class A Stock and Class B Stock who wish to provide instructions should vote such class of stock in the space indicated below.


           Class A Stock                                Class B Stock
(01) Kermes, (02) Curtin and (03) Donnelly      (04) Curtin and (05) Donnelly

   FOR           WITHHELD                          FOR           WITHHELD
   ALL           FROM ALL                          ALL           FROM ALL
 NOMINEES  [_]   NOMINEES  [_]                   NOMINEES  [_]   NOMINEES  [_]

For, except vote withheld from the              For, except vote withheld from
nominee(s) below:                               the nominee(s) below:

[_]                                             [_]
   -------------------------------                 -----------------------------


                                          FOR     AGAINST    ABSTAIN
        2.  To ratify the appointment
            of Ernst & Young LLP as
            the Company's independent     [_]       [_]        [_]
            accountants for the
            fiscal year ending
            December 31, 2000.


                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]

                           This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees indicated and FOR proposal 2.

                           Note: When signing as Executor, Administrator, Trustee, Guardian, etc., add full title. (Sign exactly as name appears on this card.)


      Signature:                                  Date:
                -------------------------------        -------------


      Signature:                                  Date:
                -------------------------------        -------------